SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 30, 2007

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation
5005 E. McDowell Road
Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

602-244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2007, Semiconductor Components Industries, LLC (“SCI LLC”), a wholly owned subsidiary and primary operating company of ON Semiconductor Corporation (“ON Semiconductor”), entered into an Agreement for Sale and Purchase (“Sale Agreement”) with Ridge Property Services II, LLC (“Ridge”). Subject to the terms and conditions of the Sale Agreement, SCI LLC agreed to sell, and Ridge agreed to purchase, approximately 20 acres of surface rights and certain improvements owned by SCI LLC and located at 52nd Street in Phoenix, Arizona adjacent to ON Semiconductor’s corporate headquarters (collectively, the “Property”). The Property is part of a “Superfund” site, listed on the National Priorities List and subject to clean-up activities under the Comprehensive Environmental Response, Compensation, and Liability Act. The purchase price for the Property will be approximately $11.5 million, subject to adjustment based on the Net Square Feet (as defined in the Sale Agreement) of the Property. The Sale Agreement provides for a 90 day due diligence period for the purpose of determining the feasibility of Ridge acquiring the Property. The due diligence period may be extended for 30 days solely to afford Ridge additional time to satisfy itself as to the environmental condition of the Property. Ridge agreed to pay the balance of the purchase price (net of deposits) on or before a date that is 30 days following the expiration of the due diligence period. Under the Sale Agreement, the consummation of the sale is subject to typical closing conditions and other conditions and agreements relating to the environmental nature of the Property. If the sale of the Property is consummated pursuant to the Sale Agreement, ON Semiconductor would expect to recognize a gain of approximately $10.0 million in the quarter that the sale is completed.

A copy of the Sale Agreement is filed herewith as Exhibit 10.1. The above description of the Sale Agreement is qualified in its entirety by reference to Exhibit 10.1, which is incorporate by reference herein.

This report includes “forward-looking statements” as that term is defined in the securities laws. All statements other than statements of historical fact are statements that could be deemed forward-looking and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “may,” “intends,” “anticipates” or “plans.” In this report, forward-looking statements include information on the Property’s contemplated sale, associated timing, expected gain and similar matters. All forward-looking statements in this report are based on management’s current expectations and estimates, and involve contingencies, risks, uncertainties and other factors that could cause results to differ materially from those expressed herein. As a result, there can be no assurance that events will not arise that could prevent ON Semiconductor and SCI LLC from selling the Property and recognizing the expected gain. For additional factors that could affect ON Semiconductor see “Item 1A. Risk Factors” of its Form 10-K for the year ended December 31, 2006 and other factors described from time to time in its SEC filings. ON Semiconductor assumes no obligation to update its forward-looking information.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Shell Company Transaction

Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1	Agreement for Sale and Purchase dated March 30, 2007 between Semiconductor Components Industries, LLC and Ridge Property Services II, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: April 5, 2007	By:	/s/ DONALD A. COLVIN
Donald A. Colvin
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement for Sale and Purchase dated March 30, 2007 between Semiconductor Components Industries, LLC and Ridge Property Services II, LLC

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